Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 (the “Registration Statement”) of ImmunoPrecise Antibodies Ltd. (“the Company”) of our report dated August 28, 2020 relating to the Company’s consolidated financial statements for the years ended April 30, 2020 and 2019, incorporated by reference in the Base Shelf Prospectus, which is a part of the Registration Statement, and filed as an exhibit to the Registration Statement.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

January 5, 2021